CHINA RESOURCES LTD.

                                  July 17, 2007

Fuzu Zeng

            This sets forth our agreement with respect to repayment of advances by you, as our sponsor, for certain offering expenses in connection with our initial public offering, as described in the letter of intent dated as of May 10, 2007 with Maxim Group LLC

            The advances, in the amount of $104,000 as of June 30, 2007, together with subsequent advances after that date, will be repaid out of the proceeds of our initial public offering to be underwritten on a firm commitment basis by a group of underwriters for which Maxim Group LLC will be the representative, as contemplated in the letter of intent. You understand and acknowledge that our ability to repay the advances is subject to the consummation of the public offering, or an alternative financing, and that you do not consider repayment of these advances an obligation payable on demand.

            If the forgoing represents the agreement between us, please confirm by signing this letter in the space provided for your signature below.

                                                    Very truly yours,


                                                    /s/ Fuzu Zeng
                                                    ----------------------------
                                                    Fuzu Zeng
                                                    Chief Executive Officer

cc.: Gerald Nugawela, Chief Financial Officer

Accepted and agreed to this 17th day of July, 2007.


/s/ Fuzu Zeng
----------------------
Fuzu Zeng